[LOGO]



FOR IMMEDIATE RELEASE
---------------------

Espey Mfg. & Electronics Corp. Reports the Death of a Director

Saratoga Springs, NY, December 16, 2009 (NYSE Amex: ESP) - Seymour (Sy) Saslow, former VP of Engineering and current member of the Board of Directors of Espey Mfg. & Electronics Corp. has passed away.

Sy served Espey for over 50 years and was successful in designing and developing many innovative products and receiving patents for those products. Several are still in production.

His incisive input and leadership will be sorely missed.

Espey's  primary  business  is  the  development,   design,  and  production  of
specialized military and industrial power supplies/electronic equipment. The Company's web site can be found on the Internet at www.espey.com.
                                                   -------------

For further information, contact Mr. David O'Neil or Mr. Howard Pinsley at (518) 245-4400.

This press release may contain certain statements that are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company's current expectations or beliefs concerning future events. The matters covered by these statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

                               ###################


3